Registration No. 333-
As filed with the Securities and Exchange Commission on [May [], 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POINTER TELOCATION LTD.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Hamelacha Street Afek Industrial Park,
Rosh Haayin 48091, Israel
972-3-572-3111

(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
 302-738-6680

 (Name, address and telephone number of agent for service)

Copies of all Correspondence to:

ORLY TSIONI, ADV. Yigal Arnon & Co. 1 Azrieli Center Tel Aviv, 67021 Israel Tel: 972-3-608-7851	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Ordinary Shares
Capital Notes
Debt Securities
Purchase Contracts
Subscription Rights to Purchase Ordinary Shares
Warrants
Units
Total			U.S. $25,000,000	U.S.$ 1,782.50

(1)  This registration statement covers offers, sales and distributions of an indeterminate number or aggregate principal amount of the registered securities which the registrant may from time to time issue at indeterminate prices. The aggregate maximum offering price of all securities covered by this registration statement will not exceed $25,000,000 or the equivalent amount denominated in one or more foreign currencies, or if the registrant issues any debt securities at an original issuance discount, such greater amount as shall result in proceeds of $25,000,000 to the registrant.   Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.  The securities covered by this registration statement also include such indeterminate number of ordinary shares of Pointer Telocation Ltd. as may be issued upon conversion of or exchange for any securities that provide for conversion or exchange into such ordinary shares or as may be issued upon exercise of warrants or pursuant to the anti−dilution provisions of any such securities.

(2) The registrant will determine the proposed maximum offering price per unit and the proposed maximum aggregate offering price per class from time to time in connection with the issuance of the registered securities. The proposed maximum aggregate offering price for each class is omitted pursuant to General Instruction II.C of Form F−3 under the Securities Act of 1933.

(3)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
Dated May 27, 2010

PROSPECTUS

Pointer Telocation Ltd.

U.S. $25,000,000
Ordinary Shares
Capital Notes
Debt Securities
Subscription Rights
Warrants
Units

We may offer and sell under this prospectus, from time to time, any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to an aggregate of U.S.$25,000,000.

             Our ordinary shares currently trade on the Nasdaq Capital Market under the symbol "PNTR" and on the Tel Aviv Stock Exchange, or TASE, under the same symbol.  On May 26, 2010, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $6.20 per share and on the Tel Aviv Stock Exchange was NIS 24.79 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed and the date when we expect trading to begin.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update, or change information contained in this prospectus.  This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 29.

On May 26, 2010 the aggregate market value of our outstanding ordinary shares held by non-affiliates was $14,173,193. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 10 AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE ISRAELI SECURITIES AUTHORITY OR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 27, 2010.

TABLE OF CONTENTS
_________________________________________

ABOUT THIS PROSPECTUS

              You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.   We are not making, nor will we make, an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction where the offer or sale or solicitation is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

       We are a "foreign private issuer" as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement as relevant.  You should read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” And "Incorporation of Information by Reference."   The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus and any supplement to this prospectus to  "the Company," "we," "us" and "our" refer to Pointer Telocation Ltd., a company organized under the laws of the State of Israel, and its wholly owned subsidiaries. In this prospectus, unless otherwise specified or unless the context otherwise requires, all references to "$" or "dollars" are to U.S. dollars and all references to "NIS" are to New Israeli Shekels.

SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000 or the equivalent denominated in foreign currencies or foreign currency units. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

ABOUT POINTER TELOCATION LTD.

Our Business

We were incorporated in July 1991 as a corporation under the laws of the State of Israel and are subject to the Israeli Companies Law 1999 - 5759.

We are a leading provider of services to the automotive industry, insurance companies and vehicle fleets, including road-side assistance and towing services, stolen vehicle retrieval services and fleet management services. We provide services, for the most part, in Israel, through our subsidiary Shagrir Systems Ltd., or Shagrir, and in Argentina, Mexico, Brazil and Romania through our local subsidiaries and affiliates. We also develop, manufacture, market and sell products relating to these types of services to independent operators in 25 countries, including cellular monitoring units, fleet management software and mobile resource management software used for fleet command and control centers.

Our principal place of business is located at 14 Hamelacha Street Afek Industrial Park, Rosh Haayin 48091, Israel, and our telephone number is 972-3-572-3111.  Our agent for service in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, and their telephone number is 302-738-6680. Our address on the Internet is www.pointer.com.  The Information on our web site is not incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, forward-looking statements within the meaning of the federal securities laws. The use of the words “projects,” “expects,” “may,” “plans” or “intends,” or words of similar import, identifies a statement as “forward-looking.” The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on the assumption that the Company will not lose a significant customer or customers or experience increased fluctuations of demand or rescheduling of purchase orders, that our markets will be maintained in a manner consistent with our historical experience , that our products will remain accepted within their respective markets and will not be replaced by new technology, that competitive conditions within our markets will not change materially or adversely, that we will retain key technical and management personnel, that our forecasts will accurately anticipate market demand, and that there will be no material adverse change in our operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. In addition, our business and operations are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Factors that could cause actual results to differ from our expectations or projections include the risks and uncertainties relating to our business described in this prospectus at “Risk Factors.”  We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward-looking statements.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F on file with the SEC, as revised or supplemented by our reports filed with or furnished to the SEC since the filing of our most recent Annual Report on Form 20-F and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in accordance with US GAAP for the periods presented are as follows:

	Year ended December 31,
	2009	2008	2007	2006	2005
		(In dollars)
Earnings (losses) before tax on income	2,089	5,261	1,381	2,295	(2,727)

Earnings (losses) before fixed charges	2,089	5,261	1,381	2,295	(2,727)

FIXED CHARGES:

Interest expenses	1,775	1,639	1,871	2,282	3,549
Amortization discount on long term loan		704		204	266
The noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges	(303)

Total fixed charges	1,472	2,343	1,871	2,486	3,815

Adjusted earnings (losses)	3,561	7,604	3,252	4,781	1,088

Ratio of earnings to fixed charges	2.42	3.25	1.74	1.92	¹

¹ Due to the loss recorded in 2005 the ratio coverage was less than 1:1.  The Company would have needed to generate additional earnings of $ 2.7 million in order to achieve coverage of 1:1.

MARKET PRICE DATA

Between June 1994 and April 1997, and commencing again on October 31, 1997 until August 2002, our ordinary shares were quoted on NASDAQ Capital Market under the symbol NXUS. Between April 17, 1997, and October 30, 1997, and commencing again as of August 2002, the OTC Bulletin Board reported trading in our ordinary shares under the symbol NXUS which later changed to the symbol NXUSF. On November 16, 2005, our ordinary shares resumed trading on the NASDAQ Capital Market under the symbol NXUS. On February 21, 2006 our ordinary shares began trading under a new symbol, PNTR.  The table below sets forth the high and low bid prices of our ordinary shares, as reported by NASDAQ Capital Market during the indicated periods. On December 19, 2006, we commenced listing our ordinary shares on the Tel Aviv Stock Exchange, or TASE, in Israel under the symbol “PNTR”.

The following table sets forth, for each of the full financial quarters in the years indicated, the high and low market prices of our ordinary shares on the NASDAQ Capital Market  and the Tel Aviv Stock Exchange:

	NASDAQ		Tel Aviv Stock Exchange
	High	Low	High	Low
	(In dollars)		(In NIS)
2008
First quarter	6.95	4.23	27	15
Second quarter	7.2	4.62	24	16
Third quarter	7.18	5.23	27	18
Fourth quarter	6.66	2.70	22	11

2009
First quarter	4.06	2.85	17	11
Second quarter	4.25	2.73	17	13
Third quarter	4.75	3.66	17	15
Fourth quarter	7.00	4.38	27	17

2010
First quarter	7.52	6.41	30	24
Second quarter (through May 26)	7.09	5.72	26	22

Monthly Share Price Information

The following table sets forth, for the most recent six months, the high and low market prices of our ordinary shares on the NASDAQ Capital  Market and the Tel Aviv Stock Exchange:

	NASDAQ in usd		Tel Aviv Stock Exchange in nis
	High	Low	High	Low

April 2010	7.09	6.19	25.62	24.52
March 2010	7.38	6.52	27.24	24.16
February 2010	7.52	6.8	29.94	24.72
2010 January	6.99	6.41	25.40	23.72
December 2009	7.00	6.15	26.96	22.83
November 2009	6.25	4.7	23.48	19.21

On May 26, 2010, the last reported price of our ordinary shares on the TASE was NIS 24.79.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents short-term debt, long-term debt and our shareholders' equity as of December 31, 2009, in U.S. dollars on an actual basis.  The financial data is derived from our annual audited consolidated financial statements as of December 31, 2009.

As of December 31, 2009
(U.S. Dollars, in thousands)

Cash and cash equivalents	3,209

Short-term bank credit and current maturities of long-term loans	9,146
Long-term loans from banks	14,493
Long-term loans from shareholders and others	963

SHAREHOLDERS’ EQUITY

Pointer Telocation Ltd. shareholders' equity:
Share capital
Ordinary shares of NIS 3 par value -
Authorized: 8,000,000 shares at December 31, 2009; Issued and outstanding: 4,752,931 shares at December 31, 2009	3,266
Additional paid-in capital	118,348
Accumulated other comprehensive income	1,541
Accumulated deficit	(89,346)

Total Pointer Telocation Ltd. shareholders' equity	33,809

Non-controlling interest	7,670

Total shareholders’ equity	41,479

DIVIDEND POLICY

We do not anticipate paying cash dividends in the foreseeable future. Our Board of Directors will decide whether to declare any cash dividends in the future based on the conditions then existing, including our earnings and financial condition. According to the Israeli Companies Law, a company may distribute dividends out of its profits, so long as the company reasonably believes that such dividend distribution will not prevent the company from paying all its current and future debts. Profits, for purposes of the Israeli Companies Law, means the greater of retained earnings or earnings accumulated during the preceding two years

USE OF PROCEEDS

                We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:

•	working capital;
•	capital expenditures;
•	the acquisition of other companies or businesses; and
•	other purposes as mentioned in any prospectus supplement.

       We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

        Based upon our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material Israeli and U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	ordinary shares;

•	capital notes

•	debt securities;

•	subscription rights;

•	warrants;

•	units; and

•	any combination of the foregoing securities.

     In this prospectus, we will refer to the ordinary shares, capital notes, debt securities, purchase contracts, subscription rights, warrants, and units collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $25,000,000.

    This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.  Before you invest in our securities, you should carefully read both this prospectus and the prospectus supplement related to the offering of the securities.

DESCRIPTION OF ORDINARY SHARES

Our registered share capital consists of a single class of ordinary shares, par value NIS 3.00 per share.  As of April 30, 2010, our authorized share capital consisted of 8,000,000 ordinary shares, and there were 4,771,181 of our ordinary shares issued and outstanding.

            All our issued and outstanding ordinary shares are fully paid and non-assessable and are issued in registered form.  Our ordinary shares do not have preemptive rights and there are no sinking fund provisions applicable to our ordinary shares.

The following summary description of our capital stock summarizes general terms and provisions that apply to the capital stock.  Because this is only a summary, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to our memorandum of association and articles of association, as amended, each of which are on file with the SEC. See “Where You Can Find More Information.”

     Corporate Powers. We were incorporated and registered under the laws of the State of Israel  on July 17, 1991 under the registration number 52-0041476-6.  The legal and commercial name of our company is Pointer Telocation Ltd. We were originally incorporated under the name Nexus Telecommunications Systems Ltd. We changed our name to Nexus Telocation Systems Ltd. in December 1997 and to Pointer Telocation Ltd. in January 2006. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended.    Pursuant to our Articles of Association and Memorandum of Association we may engage in any business which is not prohibited by law in force in the State of Israel.

             Rights to Own Securities.  Our ordinary shares may be freely held and traded pursuant to the General Permit and the Currency Control Law of the State of Israel.  The ownership or voting of ordinary shares by non-residents of Israel, except with respect to subjects of countries that are in a state of war with Israel, are not restricted in any way by our memorandum of association or articles of association or by the laws of the State of Israel.

      Share Rights, Preferences and Restrictions. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the nominal value of their respective holdings. This liquidation right may be affected by the grant of a preferential dividend or distribution right to the holder of a class of shares with preferential rights that may be authorized in the future. Dividends may be paid only out of profits, as defined in the Israeli Companies Law, 1999, or Companies Law. Our board of directors is authorized to declare dividends, although we anticipate that, for the foreseeable future, we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years.

      Holders of ordinary shares have one vote for each share held on all matters submitted to a vote of shareholders.  Subject to the provisions set forth in Section 46B of the Israeli Securities Law, 1968, such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights.  The ordinary shares do not have cumulative voting rights in the election of directors.  Thus, the holders of ordinary shares conferring more than 50% of the voting power have the power to elect all of the Company's directors, to the exclusion of the remaining shareholders.

      Our shareholders do not have liability for capital calls of the Company, except for any unpaid sum in respect of shares held by a shareholder which is not, by the terms of allotment thereof or otherwise, payable at a fixed time.  With regards to such unpaid sum, the shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors.

       We may redeem any of our own shares for such fair value as determined by a resolution of directors, as long as that such redemption is out of retained earnings and there is no reasonable concern that the redemption will keep the company from meeting its existing and expected obligations when they fall due.

       Modification of Class Rights.  The rights attached to any class (unlike otherwise provided by the terms of issue of such class), such as voting, rights to dividends and the like, may be varied with the consent in writing of, or sanction of a resolution passed by, the holders of a majority of the issued shares of that class at a separate general meeting of the holders of shares of such class.

      Meetings of Shareholders.

              An annual general meeting of our shareholders shall be held once in every calendar year, but in no event later than fifteen (15) months after the previous annual general meeting, at such time and at such place either within or without the State of Israel as may be determined by our board of directors.

              Our board of directors may, whenever it thinks fit, convene a special general meeting at such time and place, within or without the State of Israel, as may be determined by the board of directors. Special general meetings may also be convened upon requisition in accordance with the Companies Law.

       Each shareholder of record is entitled to receive prior notice of a meeting of shareholders delivered no less than 21 days prior to the date of such meeting (though there are instances pursuant to the Companies Law which may require advance notice of a meeting of shareholders of up to 35 days ).

       The quorum required for a general meeting of shareholders consists of at least two shareholders present in person or by proxy and holding, or representing, at least 33% of the voting rights of the issued share capital.  A meeting adjourned for lack of a quorum is generally adjourned to the same day in the next week, at the same time and place, or to any time and place as the chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment.  If at such reconvened meeting a quorum is not present within half an hour from the time appointed for holding the meeting, two shareholders present in person or by proxy will constitute a quorum, regardless of the number of shares represented.

Directors.  Under the Israeli Companies Law, compensation of directors generally requires the approval of the audit committee, the board of directors and the stockholders. The Israeli Companies Law requires that a director or other officeholder promptly disclose any "personal interest" that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction by the company. In the case of a transaction with a director or officeholder or with another person in which a director or officeholder has a "personal interest" which is not an extraordinary transaction, subject to the director or officeholder's disclosure of his or her interest, board approval is generally sufficient for the approval of the transaction. If the transaction is an extraordinary transaction, then, in addition to any approval required by the articles of association, it must also be approved by the board of directors and the audit committee. An extraordinary transaction is defined as a transaction not in the ordinary course of the company's business, not on market terms, or that is likely to have a material impact on the company's profitability, property or obligations. In some circumstances shareholder approval is also required. The transaction must not be adverse to the company's interest. Generally, a director who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at the meeting or vote thereon.  There is no age limit requirement for retirement or non-retirement of directors.  A director shall not require a share qualification.

Each director is elected to serve until the next annual general meeting of shareholders and until his or her successor has been elected, except with respect to external directors as defined under the Israeli Companies Law.  Under the Israeli Companies Law, companies registered under the laws of Israel the shares of which have been offered to the public in or outside of Israel are required to appoint no less than two external directors.  The initial term of an outside director is three years and may be extended for one additional term of three years.  Currently, the Company has two outside directors, Gil Oren and Zvi Rotenberg, who were elected to their initial terms on July 10, 2008.

        Mergers and Acquisitions.   There are no specific provisions of our Memorandum or Articles of Association that would have an effect of delaying, deferring or preventing a change in control of us or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries). However, certain provisions of the Companies Law may have such effect.

                A merger of the Company shall require the approval of the holders of a majority of the voting power represented at the annual or special general meeting in person or by proxy or by written ballot, as shall be permitted, and voting thereon in accordance with the provisions of the Companies Law. Upon the request of a creditor of either party of the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposal for the merger has been filed by each party with the Israeli Registrar of Companies and (ii) 30 days have passed since the merger was approved by the shareholders of each party.

                The Companies Law also provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 25% or greater shareholder of the company and there is no existing 25% or greater shareholder in the company. An acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 45% or greater shareholder of the company and there is no existing 45% or greater shareholder in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval, (ii) was from a 25% shareholder of the company and resulted in the acquirer becoming a 25% shareholder of the company or (iii) was from a 45% shareholder of the company and resulted in the acquirer becoming a 45% shareholder of the company. The tender offer must be extended to all shareholders, but the offerer is not required to purchase more than 5% of the company's outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer may be consummated only if (i) at least 5% of the company's outstanding shares will be acquired by the offerer and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

        If as a result of an acquisition of shares the acquirer will hold more than 90% of a company's outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. If as a result of a full tender offer the acquirer would own more than 95% of the outstanding shares, then all the shares that the acquirer offered to purchase will be transferred to it. The law provides for appraisal rights if any shareholder files a request in court within three months following the consummation of a full tender offer. If as a result of a full tender offer the acquirer would own 95% or less of the outstanding shares, then the acquirer may not acquire shares that will cause his shareholding to exceed 90% of the outstanding shares.

        The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10007.

DESCRIPTION OF CAPITAL NOTES

We may from time to time offer and sell under this prospectus capital notes, refer to herein as equity equivalent capital notes.  When we offer to sell a particular series of capital notes, we will describe the specific terms of the series in a prospectus supplement.  We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of capital notes.

The capital notes are instruments of equity and not debt. Unless otherwise specified in a prospectus supplement, (i) the face amounts of the capital notes will not bear interest nor will they be linked to any index, (ii) the face amounts of the capital notes will only payable by us out of distributions made upon the winding-up, liquidation or dissolution of our company on a pari passu and pro rata basis with the holders of our ordinary shares and (iii) we will have no right to prepay or redeem the equity equivalent capital notes. In addition, the holder may at any time, convert the face amount of the equity equivalent capital notes, in whole or in part, without payment of any additional consideration, into ordinary shares at a conversion price agreed with the holder. The equity equivalent capital notes have no maturity date and the right to convert into shares does not expire.

       The terms of any particular series of equity equivalent capital notes will be set forth in the purchase agreement with the purchasers and the governing capital note certificate, each of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The foregoing summary of the equity equivalent capital notes is not complete.  We encourage you to read the purchase agreement and capital note certificate, because they, and not this summary, will govern your rights as a holder of equity equivalent capital notes.

DESCRIPTION OF DEBT SECURITIES

   This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

   We may offer under this prospectus up to $25,000,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial offering price of up to $25,000,000.  We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.”  Unless otherwise specified in a prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.

   The debt securities will be issued under an indenture between us and a trustee, the form of which the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.  We have summarized the general features of the debt securities to be governed by the indenture.  The summary is not complete.  The executed indenture will be incorporated by reference from a report on Form 6-K.  We encourage you to read the actual indenture, because the indenture, and not this summary, will govern your rights as a holder of debt securities.

Additional Information

   The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

   We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount.  Except as set forth in any prospectus supplement, we will also have the right to “reopen” a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series.  Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series.  These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

 We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:

•	the title;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and the name of the depository;
•	the maturity date;
•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any securities;
•	classification as senior or subordinated debt securities;
•
in the case of subordinated debt securities, the degree, if any, to which the subordinated debt securities of the series will be senior to or be subordinated to other indebtedness of our in right of payment, whether the other indebtedness is outstanding or not;

•
the terms on which any series of debt securities may be convertible into or exchangeable for our common stock or other of our securities, including (a) provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and (b) provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	whether we will be restricted from incurring any additional indebtedness;
•	any listing of a series of debt securities on a securities exchange or market;
•	the denominations in which we will issue the series of debt securities; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We will provide information on the applicable United States and Israeli income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of an entity acting as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) expressly assumes our obligations on the debt securities and under the indenture;
•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met, including any additional conditions described in the applicable prospectus supplement.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
•
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time.  In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.  We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration of the debt securities of such series and its consequences, including any related payment default that resulted from the acceleration.

Discharging Our Obligations

We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series.  If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the trustee, we meet some specific requirements.  Among other things:

•
we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment.  In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

•	we may not have a default on the debt securities discharged on the date of deposit;

•	the discharge may not violate any of our agreements; and

•	the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of Israel, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Israel.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

         The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the shares ordinary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

              We may issue warrants to purchase equity securities issued by the Company under this prospectus. Warrants may be issued independently or together with any other securities issued by the Company under this prospectus and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

    The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the provisions for changes or adjustments in exercise price, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

              We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

       Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

              Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

                 We may sell the securities being offered hereby in any one or more of the following methods from time to time:

•	to or through one or more underwriters on a firm commitment or best efforts basis;

•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents;

•	through privately negotiated transactions;

•	directly to purchasers, including our affiliates;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	to one or more underwriters for resale to the public or to investors;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

•	in any combination of these methods of sale.

      The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names and addresses of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which such securities may be listed. and

•	any delayed delivery arrangements.

       The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, or in a combination of any of the above noted pricing methods.

       If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

       Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

       We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

                If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

       Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

       Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

       We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

               Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.  We may use underwriters, dealers, agents and remarketing firms with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, dealers, agents and/or remarketing firm and the nature of any such relationship.

       If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

       One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for the Company or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities.

       The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Company or any of its subsidiaries and will describe the remarketing firm's compensation.  Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.  Remarketing firms may be entitled under agreements that may be entered into with the Company or any of its subsidiaries to indemnification by the Company or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company or any of its subsidiaries in the ordinary course of business.

       Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts.  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

       In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering.  Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

   An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

   All securities we offer, other than ordinary shares, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

       Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Israeli law limits foreign currency transactions and transactions between Israeli and non-Israeli residents. The Controller of Foreign Exchange at the Bank of Israel, through “general” and “special” permits, may regulate or waive these limitations. In May 1998, the Bank of Israel liberalized its foreign currency regulations by issuing a new “General Permit” providing that foreign currency transactions are generally permitted, although some restrictions still apply. For example, foreign currency transactions by institutional investors are restricted, including futures contracts between foreign and Israeli residents if one of the base assets is Israeli currency, unless this is a fixed price forward contract for a period of less than one month. Investments outside of Israel by pension funds and insurers are also restricted. Under the new general permit, all foreign currency transactions must be reported to the Bank of Israel, and a foreign resident must report to his financial mediator about any contract for which Israeli currency is being deposited in, or withdrawn from, his account.

Under Israeli law, non-residents of Israel who purchase ordinary shares with certain non-Israeli currencies (including dollars) may freely repatriate in such non-Israeli currencies all amounts received in Israeli currency in respect of the ordinary shares, whether as a dividend, as a liquidating distribution, or as proceeds from any sale in Israel of the ordinary shares, provided in each case that any applicable Israeli income tax is paid or withheld on such amounts.  The conversion into the non-Israeli currency must be made at the rate of exchange prevailing at the time of conversion.Our ordinary shares may be freely held and traded pursuant to the general permit and the Currency Control Law of the State of Israel.  The ownership or voting of ordinary shares by non-residents of Israel, except with respect to citizens of countries that are in a state of war with Israel, are not restricted in any way by our memorandum of association or articles of association or by the laws of the State of Israel.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933, is Puglisi & Associates; 850 Library Avenue, Suite 204; P.O. Box 885; Newark, Delaware 19715. We have agreed to indemnify the authorized representative against liabilities under the Securities Act of 1933.

OFFERING EXPENSES

           The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Securities and Exchange Commission registration fee	$1,782.50
Legal fees and expenses	$20,000
fees and expenses Accountants	$2,000
Printing fees	$2,000
Miscellaneous	$4,000
Total	$29,782.50

LEGAL MATTERS

       Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.  Yigal Arnon & Co., Tel Aviv, Israel will pass upon matters of Israeli law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement..

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2009 have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. As noted in the "Report of Independent Registered Public Accounting Firm" signed by Kost Forer Gabbay & Kasierer on March 24, 2010 and included in our Annual Report on Form 20-F for the year ended December 31, 2009, Kost Forer Gabbay& Kasierer did not audit the financial statement of certain subsidiaries, whose financial statements were audited by other auditors whose reports were furnished to Kost Forer Gabbay & Kasierer by such auditors.

MATERIAL CHANGES

None

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Israel, most of our executive officers and directors and the Israeli experts named herein are nonresidents of the United States, and a substantial portion of the assets of such persons and of ours are located outside the United States.  For further information regarding enforceability of civil liabilities against us and certain other persons, see the risk factor “Service and enforcement of legal process” under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2009, which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F−3 under the Securities Act, with respect to the securities offered by this prospectus.  The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

       We file annual and special reports and other information with the SEC. You may read and copy such material at the public reference facilities maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549, as well as at the SEC's regional offices.  You may also obtain copies of such material from the SEC at prescribed rates by wiring to the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).  As a foreign private issuer, all documents which were filed after November 4, 2002 on the Securities and Exchange Commission’s EDGAR system are available for retrieval on the Securities and Exchange Commission’s website at www.sec.gov. These Securities and Exchange Commission filings may also be available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

       A copy of this prospectus, our memorandum of association and our articles of association, are available for inspection at our offices at Pointer Telocation Ltd., 14 Hamelacha Street Afek Industrial Park, Rosh Haayin 48091, Israel, Tel: 972-3-572-3111, Attn.: Corporate Secretary, and on the Israel Securities Authority’s Magna website, www.magna.isa.gov.il.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, except if it is superseded by information in this prospectus or by later information that we file with the SEC.  Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in this prospectus.  We incorporate by reference the documents listed below, and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

The following documents furnished or filed with the SEC are incorporated in this prospectus by reference:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on March 25, 2010.

•	Any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into this registration statement;

•	Any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by the prospectus; and

•
The description of our securities contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on March 17, 1994 under the Exchange Act and any amendment or report filed for the purpose of updating that description.

              We filed a registration statement on Form F-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.  The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

       Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

       We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Pointer Telocation Ltd.
14 Hamelacha Street Afek Industrial Park,
Rosh Haayin 48091, Israel
Tel: 972-3-572-3111
Attn.: Zvi Fried

You may also obtain information about us by visiting our website at www.pointer.com.  Information contained in our website is not part of this prospectus.

              You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations.  Our affairs may change after this prospectus or any supplement is distributed.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Israeli Companies Law, 1999, or the Companies Law, provides that a company may include in its articles of association provisions allowing it to:

 1.              partially or fully, exempt in advance, an office holder of the company from his responsibility for damages caused by the breach of his duty of care to the company, except for damages caused to the company due to any breach of such Office Holder's duty of care towards the company in a “distribution” (as defined in the Companies Law).

 2.              enter into a contract to insure the liability of an office holder of the company by reason of acts or omissions committed in his capacity as an office holder of the company with respect to the following:

(a)              the breach of his duty of care to the company or any other person;

(b)              the breach of his fiduciary duty to the company to the extent he acted in good faith and had a reasonable basis to believe that the act or omission would not prejudice the interests of the company; and

(c)              monetary liabilities or obligations which may be imposed upon him in favor of other persons.

 3.               indemnify an office holder of the company for:

(a)              monetary liabilities or obligations imposed upon, or actually incurred by, such officer holder in favor of other persons pursuant to a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court, by reason of acts or omissions of such officer holder in his or her capacity as an office holder of the company;

(b)              reasonable litigation expenses, including attorney’s fees, actually incurred by such office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of us or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require criminal intent in which he was convicted, in each case by reason of acts or omissions of such officer holder in his or her capacity as an office holder; and

(c)              reasonable litigation expenses, including attorneys’ fees, actually incurred by such office holder due to an investigation or a proceeding instituted against such office holder by an authority competent to administrate such an investigation or proceeding, and that was finalized without the filing of an indictment against such office holder and without any financial obligation imposed on such office holder in lieu of criminal proceedings, or that was finalized without the filing of an indictment against such office holder but with financial obligation imposed on such office holder in lieu of criminal proceedings of a crime which does not require proof of criminal intent, in each case by reason of acts of such officer holder in his or her capacity as an office holder of the company.

  The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder post-factum and may also provide that a company may undertake to indemnify an office holder in advance, as described in:

•
sub-section 3(a) above, provided such undertaking is limited to and actually sets forth the types of occurrences, which, in the opinion of the company’s board of directors based on the current activity of the company, are, at the time such undertaking is provided, foreseeable, and to an amount and degree that the board of directors has determined is reasonable for such indemnification under the circumstances; and

•	sub-sections 3(b) and 3(c) above.

The Companies Law provides that a company may not indemnify or exempt the liabilities of an office holder or enter into an insurance contract which would provide coverage for the liability of an office holder with respect to the following:

•	a breach of his fiduciary duty, except to the extent described above;

•	a breach of his duty of care, if such breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine or monetary settlement imposed upon him.

Under the Companies Law, the term "office holder" may include a director, managing director, general manager, chief executive officer, executive vice president, vice president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any such position or responsibility without regard to such person’s title.

The grant of an exemption, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, an office holder of a company requires, pursuant to the Companies Law, the approval of our audit committee and board of directors, and, in certain circumstances, including if the office holder is a director, the approval of our shareholders.

    Our Articles of Association have been amended to allow for indemnification of, and procurement of insurance coverage for our officers and directors to the maximum extent provided for by the Companies Law. We have entered into an insurance contract for directors and officers on the total amount of $10 million.

ITEM 9.       EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form F-3, which Exhibit Index is incorporated herein by reference.

ITEM 10.    UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post−effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, PROVIDED, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to  registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Form F-3.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               (i) If the Registrant is relying on Rule 430B:

                    (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement  in reliance on Rule 430B relating to an offering made pursuant to  Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing  Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Haayin, Israel, on  May 27, 2010.

POINTER TELOCATION LTD.

By:	/s/ Daniel Stern
Daniel Stern
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Yossi Ben Shalom, Daniel Stern and Zvi Fried or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this Registration Statement on Form F-3 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/Yossi Ben Shalom Yossi Ben Shalom	Chairman of the Board of Directors	May 27, 2010
/s/ Daniel Stern Daniel Stern	President and Chief Executive Officer	May 27, 2010
/s/ Zvi Fried Zvi Fried	Chief Financial Officer (Principal Accounting Officer)	May 27, 2010
/s/ Barak Dotan Barak Dotan	Director	May 27, 2010
/s/ Noga Knaz Noga Knaz	Director	May 27, 20010

/s/ Yoel Rosenthal Yoel Rosenthal	Director	May 27, 2010
/s/ Zvi Rutenberg Zvi Rutenberg	Independent Director	May 27, 2010
/s/ Gil Oren Gil Oren	Independent Director	May 27, 2010
U.S. Authorized Representative: /s/Puglisi & Associates By: Donald J. Puglisi Title: Managing Director May 27, 2010

EXHIBIT INDEX

1†	Form of Underwriting Agreement.
4.1*	Memorandum of Association.
4.2**	Amended Articles of Association, adopted August 26, 2003, as amended on May 24, 2004, February 1, 2005, and January 17, 2006.
4.3*	Specimen of Certificate for Ordinary Shares.
4.4†	Form of Unit Agreement (including form of Unit Certificate).
4.5†	Form of Warrant Agreement (including form of Warrant Certificate).
4.6†	Form of Subscription Right Agreement (including form of Subscription Right Certificate).
4.7†	Form of capital note certificate
4.81	Form of indenture relating to debt securities
4.9†	Form of debt securities
5.11	Opinion of Yigal Arnon & Co.
23.11	Consent of Yigal Arnon & Co. (contained in their opinion constituting Exhibit 5.1).
23.21	Consent of Kost, Forer, Gabbay & Kasierer Certified Public Accountants (Israel).
23.31	Consent of Grant Thornton Argentina S.C. Certified Public Accountants (Argentina).
23.41	Consent of Salles, Sainz – Grant Thornton, S.C. Certified Public Accountants (Mexico).
24	Power of Attorney (included on signature page hereof).
25.1***	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939.

1Filed herewith.

†If applicable, to be filed by amendment or incorporated by reference pursuant to a report on Form 6-K.

* Incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form F-1, File No. 33-76576 filed with the Commission on June 10, 1994.

** Incorporated by reference to Exhibit 1.2 to Registrant’s Annual Report on Form 20-F, for the year ending December 31, 2008 filed with the Commission on March 31, 2009.

*** To be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.